FINANCIAL INFORMATION RELATING TO SENDTEC

                          INDEX TO FINANCIAL STATEMENTS

                                                                        Page
                                                                        ----

Report of Independent Certified Public Accountants                      F-1

Consolidated Financial Statements

     Balance Sheets                                                     F-2

     Statements of Income                                               F-3

     Statements of Stockholders' Equity                                 F-4

     Statements of Cash Flows                                           F-5

     Notes to Financial Statements                                      F-6

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders
SendTec, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of SendTec, Inc. and subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain a reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SendTec, Inc. and subsidiary at December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

GREGORY, SHARER & STUART, P.A.

St. Petersburg, Florida
August 11, 2004

SENDTEC, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

                                                                                JUNE 30,                DECEMBER 31,
                                                                                  2004             2003             2002
                                                                              --------------   --------------   --------------
ASSETS                                                                         (Unaudited)
Current Assets
    Cash                                                                        $ 2,861,441      $ 3,263,255      $ 1,185,083
    Accounts receivable                                                           4,242,990        3,456,493        2,142,535
    Deferred production costs                                                        62,726          102,565           10,970
    Deferred tax asset                                                                    -                -          206,000
    Prepaid expenses and other                                                      129,525           33,739           21,791
                                                                              --------------   --------------   --------------
          Total Current Assets                                                    7,296,682        6,856,052        3,566,379

Property And Equipment,
    net of accumulated depreciation of $672,242 (unaudited) at June 30, 2004
    and $607,690 and $385,798 at December 31, 2003 and 2002, respectively           712,983          558,433          636,179
Other Assets
    Interest receivable                                                              33,444           31,992           29,223
    Other                                                                            16,660           11,285           12,593
                                                                              --------------   --------------   --------------
          Total Other Assets                                                         50,104           43,277           41,816
                                                                              --------------   --------------   --------------

          TOTAL ASSETS                                                          $ 8,059,769      $ 7,457,762      $ 4,244,374
                                                                              ==============   ==============   ==============


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
    Accounts payable                                                            $ 2,784,576      $ 2,882,902      $ 1,680,981
    Accrued expenses                                                                395,576          104,530           69,809
    Customer advances                                                               215,470          144,343          590,930
    Income taxes payable                                                                  -          797,000                -
    Deferred tax liabilities                                                         38,000           39,000                -
    Other                                                                                 -                -              277
                                                                              --------------   --------------   --------------
          Total Current Liabilities                                               3,433,622        3,967,775        2,341,997

Stockholders' Equity
    Preferred stock, par value $.001; 10,000,000 shares authorized;
       no shares issued or outstanding                                                    -                -                -
    Common stock, par value $.001; 100,000,000 shares authorized;
       4,378,822 (unaudited) shares issued at June 30, 2004 and 4,377,822 shares issued at December 31, 2003 and 2002; 4,032,794 (unaudited)
       shares outstanding at June 30, 2004; and 4,031,794, and 4,076,794
       shares outstanding at December 31, 2003 and 2002, respectively                 4,378            4,377            4,377
    Additional paid-in capital                                                    2,488,738        2,486,489        2,486,489
    Treasury stock, at cost;
       346,028 (unaudited) shares at June 30, 2004;
       346,028 and 301,028 shares at December 31, 2003 and 2002, respectively       (75,580)         (75,580)         (60,580)
    Notes receivable - common stock                                                 (55,350)         (55,350)         (55,350)
    Retained earnings (accumulated deficit)                                       2,263,961        1,130,051         (472,559)
                                                                              --------------   --------------   --------------
          Total Stockholders' Equity                                              4,626,147        3,489,987        1,902,377
                                                                              --------------   --------------   --------------

          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $ 8,059,769      $ 7,457,762      $ 4,244,374
                                                                              ==============   ==============   ==============

See the accompanying notes.

SENDTEC, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME

                                                         SIX MONTHS ENDED JUNE 30,              YEAR ENDED DECEMBER 31,
                                                          2004               2003               2003               2002
                                                     ----------------   ----------------   ----------------   ----------------
                                                       (Unaudited)        (Unaudited)
Revenue                                                 $ 17,633,235        $ 9,830,756       $ 22,729,512       $ 11,185,402

Cost Of Sales                                             12,892,834          6,805,454         15,978,944          7,869,775
                                                     ----------------   ----------------   ----------------   ----------------

        Gross Profit                                       4,740,401          3,025,302          6,750,568          3,315,627

Operating Expenses
     Selling, general, and administrative                  2,748,811          1,564,515          3,908,018          2,747,220
     Depreciation and amortization                           126,341            102,068            221,892            240,000
                                                     ----------------   ----------------   ----------------   ----------------
                                                           2,875,152          1,666,583          4,129,910          2,987,220

Other Income (Expense)
     Interest                                                 11,635             11,085             23,952             16,681
     Other                                                   (19,974)                 -                  -                  -
                                                     ----------------   ----------------   ----------------   ----------------
                                                              (8,339)            11,085             23,952             16,681
                                                     ----------------   ----------------   ----------------   ----------------

        Income Before Provision
           For Income Taxes                                1,856,910          1,369,804          2,644,610            345,088

Provision For Income Taxes                                   723,000            538,000          1,042,000            167,000
                                                     ----------------   ----------------   ----------------   ----------------

        NET INCOME                                       $ 1,133,910          $ 831,804        $ 1,602,610          $ 178,088
                                                     ================   ================   ================   ================

See the accompanying notes.

SENDTEC, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
AND THE SIX MONTHS ENDED JUNE 30, 2004 (UNAUDITED)

                                                                COMMON STOCK               ADDITIONAL
                                                     ---------------------------------       PAID-IN          TREASURY
                                                         SHARES            AMOUNT            CAPITAL            STOCK
                                                     ---------------   ---------------   ---------------   ---------------
Balance At December 31, 2001                              2,362,267           $ 2,362       $ 1,913,504         $ (60,000)

     Issuance of common stock                                15,555                15            34,985                 -

     Issuance of common stock for iFactz                  2,000,000             2,000           538,000                 -

     Repurchase of common stock for cash                          -                 -                 -              (580)

     Net income for the year                                      -                 -                 -                 -
                                                     ---------------   ---------------   ---------------   ---------------

BALANCE AT DECEMBER 31, 2002                              4,377,822             4,377         2,486,489           (60,580)

     Repurchase of common stock for cash                          -                 -                 -           (15,000)

     Net income for the year                                      -                 -                 -                 -
                                                     ---------------   ---------------   ---------------   ---------------

BALANCE AT DECEMBER 31, 2003                              4,377,822             4,377         2,486,489           (75,580)

     Issuance of common stock (unaudited)                     1,000                 1             2,249                 -

     Net income for the six months ended
        June 30, 2004 (unaudited)                                 -                 -                 -                 -
                                                     ---------------   ---------------   ---------------   ---------------

BALANCE AT JUNE 30, 2004 (UNAUDITED)                      4,378,822           $ 4,378       $ 2,488,738         $ (75,580)
                                                     ===============   ===============   ===============   ===============

                                                          NOTES        (ACCUMULATED
                                                      RECEIVABLE -        DEFICIT)           TOTAL
                                                         COMMON           RETAINED        STOCKHOLDERS'
                                                         STOCK            EARNINGS           EQUITY
                                                     ---------------   ---------------   ---------------
Balance At December 31, 2001                              $ (55,350)     $   (650,647)     $  1,149,869

     Issuance of common stock                                     -                 -            35,000

     Issuance of common stock for iFactz                          -                 -           540,000

     Repurchase of common stock for cash                          -                 -              (580)

     Net income for the year                                      -           178,088           178,088
                                                     ---------------   ---------------   ---------------

BALANCE AT DECEMBER 31, 2002                                (55,350)         (472,559)        1,902,377

     Repurchase of common stock for cash                          -                 -           (15,000)

     Net income for the year                                      -         1,602,610         1,602,610
                                                     ---------------   ---------------   ---------------

BALANCE AT DECEMBER 31, 2003                                (55,350)        1,130,051         3,489,987

     Issuance of common stock (unaudited)                         -                 -             2,250

     Net income for the six months ended
        June 30, 2004 (unaudited)                                 -         1,133,910         1,133,910
                                                     ---------------   ---------------   ---------------

BALANCE AT JUNE 30, 2004 (UNAUDITED)                      $ (55,350)      $ 2,263,961       $ 4,626,147
                                                     ===============   ===============   ===============

See the accompanying notes.

SENDTEC, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 SIX MONTHS ENDED JUNE 30,            YEAR ENDED DECEMBER 31,
                                                                   2004              2003              2003              2002
                                                              ---------------   ---------------   ---------------   ---------------
                                                               (Unaudited)       (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                   $ 1,133,910         $ 831,804       $ 1,602,610         $ 178,088
    Adjustments to reconcile net income
       to net cash (used) provided by operating activities
       Provision for bad debt                                              -                 -                 -            22,775
       Depreciation and amortization                                 126,341           102,068           221,892           240,000
       Loss on disposal of property and equipment                     19,974                 -                 -                 -
       Common stock issued for services                                    -                 -                 -            10,000
       (Increase) decrease in operating assets
          Accounts receivable                                       (786,497)         (292,163)       (1,313,958)       (1,131,961)
          Deferred production costs                                   39,839          (123,868)          (91,595)          (10,970)
          Deferred taxes                                              (1,000)          222,000           245,000           167,000
          Interest receivable                                         (1,452)           (1,385)           (2,769)           (2,997)
          Prepaid expenses and other assets                         (101,161)                -           (10,640)           (5,261)
       (Decrease) increase in operating liabilities

          Accounts payable                                           (98,326)          700,454         1,201,921           824,645
          Accrued expenses                                           291,046            (6,704)           34,721            29,174
          Customer advances                                           71,127             6,448          (446,587)          410,156
          Income taxes payable                                      (797,000)          316,000           797,000                 -
          Other liabilities                                                -              (277)             (277)              277
                                                              ---------------   ---------------   ---------------   ---------------
             Net Cash (Used) Provided By Operating Activities       (103,199)        1,754,377         2,237,318           730,926

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property and equipment                              (310,865)          (52,977)         (144,146)          (89,472)
    Proceeds from sales of property and equipment                     10,000                 -                 -                 -
                                                              ---------------   ---------------   ---------------   ---------------
             Net Cash Used By Investing Activities                  (300,865)          (52,977)         (144,146)          (89,472)

CASH FLOWS FROM FINANCING ACTIVITIES
    Sale of common stock                                               2,250                 -                 -            25,000
    Purchase of common stock                                               -                 -           (15,000)             (580)
                                                              ---------------   ---------------   ---------------   ---------------

             Net Cash Provided (Used) By Financing Activities          2,250                 -           (15,000)           24,420
                                                              ---------------   ---------------   ---------------   ---------------

             NET (DECREASE) INCREASE IN CASH                        (401,814)        1,701,400         2,078,172           665,874

CASH AT BEGINNING OF PERIOD                                        3,263,255         1,185,083         1,185,083           519,209
                                                              ---------------   ---------------   ---------------   ---------------

CASH AT END OF PERIOD                                            $ 2,861,441       $ 2,886,483       $ 3,263,255       $ 1,185,083
                                                              ===============   ===============   ===============   ===============

NONCASH FINANCING AND INVESTING ACTIVITIES
    Issuance of common stock for iFactz                                  $ -               $ -               $ -         $ 540,000
                                                              ===============   ===============   ===============   ===============
    Common stock issued for services                                     $ -               $ -               $ -          $ 10,000
                                                              ===============   ===============   ===============   ===============

See the accompanying notes.

SENDTEC, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002
JUNE 30, 2004 AND 2003 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature Of Operations

The accompanying consolidated financial statements include the accounts of SendTec, Inc. (f/k/a DirectNet Advertising.Net, Inc.) and its wholly-owned subsidiary iFactz, Inc. (collectively, the Company). All material intercompany balances and transactions have been eliminated. The Company provides advertising and marketing services for its customers located throughout the United States of America. These services include distribution of internet advertising, purchase of direct response television media for customers, and production of television commercials for direct response advertising.

Effective December 31, 2003, iFactz, Inc. was merged into SendTec, Inc. The merger had no impact on the consolidated financial statements of the Company.

Receivables And Credit Policies

Accounts receivable are uncollateralized customer obligations due under normal trade terms generally requiring payment within 30 days from the invoice date. Follow-up correspondence is made if unpaid accounts receivable go beyond 30 days.

Payments  on  accounts   receivable  are  allocated  to  the  specific  invoices
identified on the customer's remittance advice.

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. The carrying amounts of accounts receivable approximate management's best estimate of the amounts that will be collected. Management individually reviews all accounts receivable balances that exceed the due date and estimates the portion, if any, of the balance that will not be collected. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to earnings and a credit to trade accounts receivable. Bad debt expense has not been material to the financial statements.

Unbilled Revenue

Included in accounts receivable at December 31, 2003 and 2002 is unbilled revenue of $1,058,590 and $658,488, respectively. At June 30, 2004, unbilled revenue of $1,126,466 (unaudited) is included in accounts receivable.

Property And Equipment

Property and equipment are stated at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the related assets.

Stock-Based Compensation

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, which provides companies an alternative to accounting for stock-based compensation as prescribed under APB Opinion No. 25.

SENDTEC, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002
JUNE 30, 2004 AND 2003 (UNAUDITED)
--------------------------------------------------------------------------------

SFAS No. 123 encourages, but does not require, companies to recognize compensation expense for stock-based awards based on their fair market value at the date of grant. SFAS No. 123 allows companies to continue to follow existing accounting rules (intrinsic value method under APB No. 25) provided that pro-forma disclosures are made of what net income would have been had the new fair value method been used. The required disclosures were amended in December 2002 with the issuance of SFAS No. 148, Accounting for Stock Based Compensation
- Transition and Disclosure. The Company has adopted the disclosure requirements of SFAS No.123 as amended by SFAS No. 148, but will continue to account for stock-based compensation under APB No. 25.

At June 30, 2004 and December 31, 2003 and 2002, the Company has a stock-based compensation plan which is more fully described in Note E. No stock-based employee compensation cost is reflected in net income for the unaudited period ended June 30, 2004 or for the years ended December 31, 2003 and 2002. There would have been no effect on net income if the Company had applied the fair
value   recognition   provisions  of  SFAS  No.  123  to  stock-based   employee
compensation.

Business Combinations

In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations, which requires that all future business combinations be recorded using the purchase method of accounting. The Company adopted SFAS No. 141 and it provisions effective July 1, 2001.

Use Of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The  Company  has three  primary  sources  of  revenue.  One  source is from the distribution of internet advertising, which comprised approximately 79% (unaudited) for the six month period ended June 30, 2004 and 60% and 65% of total revenues for the years ended December 31, 2003 and 2002, respectively. Revenue is recognized when users visit and complete actions at an advertiser's website. Recorded revenue is based upon reports generated by the Company's tracking software.

A second source of revenue is from purchasing and tracking direct response media for customers. This revenue comprised approximately 14% (unaudited) for the six month period ended June 30, 2004 and 29% and 21% of total revenues for the years ended December 31, 2003 and 2002, respectively. The Company recognizes this revenue when the media is aired. Amounts received from customers in advance are included in customer advances and totaled approximately $31,000 (unaudited) at June 30, 2004 and $44,000 and $453,000 at December 31, 2003 and 2002,
respectively.

A third source of revenue is primarily from the production of direct response advertising programs for clients. Production generally takes eight to 12 weeks and the Company usually collects amounts up front and at various points throughout production. This revenue category also includes other miscellaneous services such as website development. Revenue from this category comprised approximately 7% (unaudited) for the six month period ended June 30, 2004 and 11% and 14% of total revenues for the years ended December 31,

SENDTEC, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002
JUNE 30, 2004 AND 2003 (UNAUDITED)
--------------------------------------------------------------------------------

2003 and  2002,  respectively.  Revenue  is  recognized  when the  programs  are
complete  and  have  been   delivered  or  are   available   for  immediate  and
unconditional delivery.

Amounts received from customers prior to the completion of commercials are included in customer advances and totaled approximately $184,000 (unaudited) at June 30, 2004 and $100,000 and $138,000 at December 31, 2003 and 2002,
respectively. Direct costs associated with the production of commercials in process are included in deferred production costs and totaled approximately $63,000 (unaudited) at June 30, 2004 and $103,000 and $11,000 at December 31,
2003 and 2002, respectively.

NOTE B - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                  June 30, 2004              December 31,
                                  Useful Lives     (Unaudited)           2003             2002
                                  -------------- ----------------- ----------------- ---------------
Equipment                            5 years     $     407,632     $     367,028     $     222,882
Furniture and fixtures               7 years           172,455             7,650             7,650
Leasehold improvement                6 years            13,693                 -                 -
Software                          3 to 5 years         791,445           791,445           791,445
                                                 ----------------- ----------------- ---------------
                                                     1,385,225         1,166,123         1,021,977
Less accumulated depreciation                         (672,242)         (607,690)         (385,798)
                                                 ----------------- ----------------- ---------------
                                                 $     712,983     $     558,433     $     636,179
                                                 ================= ================= ===============

NOTE C - ACQUISITION OF IFACTZ

Effective February 2002, the Company acquired all of the outstanding shares of iFactz, Inc. (an entity with stockholders common to both entities) in exchange for 2,000,000 of the Company's shares. The value of the Company's shares was estimated to be $.27 per share (based on a recent stock transaction) and totaled $540,000. The sole asset of iFactz was developed software that tracks offline media sources. The Company has allocated the full purchase price to software and has included it with property and equipment. The software is being amortized using the straight-line method over an estimated useful life of five years. The consolidated financial statements include the operating results of iFactz from the date of acquisition.

NOTE D - STOCKHOLDERS' EQUITY

Treasury Stock

During 2002, the Company purchased 78,806 shares of its common stock from a former employee for $580. The price was based on the amount originally paid for the shares. During 2003, the Company purchased 45,000 shares of its common stock from two stockholders for a total of $15,000.

Notes Receivable - Common Stock

Prior to 2002, the Company issued 205,000 shares of its common stock to three Company officers in exchange for promissory notes totaling $55,350. The value of the shares was based upon management's estimate of the fair value of the shares in June 2001. These notes mature in June 2006 and bear interest at the

SENDTEC, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002
JUNE 30, 2004 AND 2003 (UNAUDITED)
--------------------------------------------------------------------------------

Mid-Term Applicable Federal Rate in accordance with Section 1274(d) of the Internal Revenue Code of 1986, as amended. The notes receivable are included as a reduction of stockholders' equity.

NOTE E - STOCK OPTION PLAN

The Company's stock option plan (the Plan) was approved by the stockholders of the Company effective February 2000. A maximum of 750,000 shares of the Company's common stock may be issued under the Plan. The maximum term of the stock options granted is 10 years and most optionees vest in the options over a 24-month period.

The purpose of the Plan is to provide additional incentives to officers, other key employees and directors of and important consultants to the Company by encouraging them to invest in shares of the Company's common stock and, thereby, acquire a proprietary interest in the Company and an increased personal interest in the Company's continued success and progress.

Options under the Plan may be options which qualify under Section 422 of the Internal Revenue Code (Incentive Stock Options) or options which do not qualify under Section 422 (Nonqualified Options). The following table summarizes option activity:


                                                                                                  Weighted
                                                                                                   Average
  Year ended December 31, 2002                                                     Shares       Exercise Price
                                                                              ---------------- ---------------
     Stock option activity outstanding at beginning of year                      160,800       $      2.25
       Granted                                                                    76,250              2.25
       Expired or surrendered                                                   (149,500)            (2.25)
                                                                              ---------------- ---------------
       Outstanding at end of year                                                 87,550       $      2.25
                                                                              ================ ===============

     Exercisable at end of year                                                   25,275       $      2.25
                                                                              ================ ===============


  Year ended December 31, 2003
     Stock option activity outstanding at beginning of year                       87,550       $      2.25
       Granted                                                                   241,150              2.25
       Expired or surrendered                                                    (10,500)            (2.25)
                                                                              ---------------- ---------------
       Outstanding at end of year                                                318,200       $      2.25
                                                                              ================ ===============

     Exercisable at end of year                                                   52,050       $      2.25
                                                                              ================ ===============

  Six months ended June 30, 2004 (unaudited)
     Stock option activity outstanding at beginning of period                    318,200       $      2.25
       Granted                                                                   121,900              2.55
       Exercised                                                                  (1,000)            (2.25)
       Expired or surrendered                                                    (55,000)            (2.25)
                                                                              ---------------- ---------------
       Outstanding at end of period                                              384,100       $      2.34
                                                                              ================ ===============

     Exercisable at June 30, 2004                                                 83,800       $      2.25
                                                                              ================ ===============

SENDTEC, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002
JUNE 30, 2004 AND 2003 (UNAUDITED)
--------------------------------------------------------------------------------

The weighted average life of the options is five years. The estimated fair value of stock options at the time of the grant using the Black-Scholes option pricing model was as follows at June 30, 2004 (unaudited) and December 31, 2003 and 2002:

  Fair value per option                     $      -
  Assumptions:
     Annualized dividend yield                     0%
     Expected volatility                           0%
     Risk free interest rate                       4%
     Expected option terms (in years)              5

NOTE F - LEASES

The Company has noncancelable operating lease agreements for buildings and equipment. Future minimum lease payments required under the operating leases are as follows at December 31, 2003:

   2004                                     $       25,040
   2005                                            219,732
   2006                                            225,225
   2007                                            230,856
   2008                                            236,627
   Thereafter                                      304,694
                                            ----------------
                                            $    1,242,174
                                            ================

Rent expense for all operating leases was approximately $81,000 (unaudited) for the six month period ended June 30, 2004 and $133,000 and $113,000 for the years ended December 31, 2003 and 2002, respectively.

NOTE G - INCOME TAXES

The provision for income taxes consists of the following:


                                                           June 30,                          December 31,
                                                    2004              2003              2003              2002
                                              ----------------- ----------------- ----------------- -----------------
                                                          (Unaudited)
Current
   Federal                                    $      618,000    $      271,000    $      681,000    $            -
   State                                             106,000            46,000           116,000                 -
                                              ----------------- ----------------- ----------------- -----------------
                                                     724,000           317,000           797,000                 -
Deferred
   Federal                                            (1,000)          189,000           209,000           142,000
   State                                                   -            32,000            36,000            25,000
                                              ----------------- ----------------- ----------------- -----------------
                                                      (1,000)          221,000           245,000           167,000
                                              ----------------- ----------------- ----------------- -----------------
                                              $      723,000    $      538,000    $    1,042,000    $      167,000
                                              ================= ================= ================= =================

SENDTEC, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002
JUNE 30, 2004 AND 2003 (UNAUDITED)
--------------------------------------------------------------------------------


The income tax expense differs from the amount computed using the statutory federal income tax rate as follows:


                                                           June 30,                          December 31,
                                                    2004              2003              2003              2002
                                              ----------------- ----------------- ----------------- -----------------
                                                          (Unaudited)
Income tax expense at federal statutory rate  $      631,000    $      466,000    $      899,000    $      117,000
State tax expense, net of federal benefit             67,000            50,000            96,000            13,000
Amortization of acquired software                     20,000            20,000            41,000            34,000
Other                                                  5,000             2,000             6,000             3,000
                                              ----------------- ----------------- ----------------- -----------------
                                              $      723,000    $      538,000    $    1,042,000    $      167,000
                                              ================= ================= ================= =================

Tax effects of temporary differences that give rise to the deferred tax assets and liabilities relate to the following:

                                                June 30, 2004              December 31,
Deferred tax assets                              (Unaudited)          2003              2002
                                              ----------------- ---------------- ------------------
   Accrued liabilities                        $       24,000    $       11,000   $      228,000
   Other                                               2,000             5,000           10,000

Deferred tax liabilities
   Depreciation and amortization                     (64,000)          (55,000)         (32,000)
                                              ----------------- ---------------- ------------------
     Net deferred tax (liabilities) assets    $      (38,000)   $      (39,000)  $      206,000
                                              ================= ================ ==================

During 2003, the Company used federal and state net operating loss carryforwards to offset taxable income of approximately $602,000.

NOTE H - CREDIT CONCENTRATIONS

The Company maintains its cash accounts with a commercial bank that has branches located in the Tampa Bay area of Florida. Deposits at this bank exceeded federal insurance limits by approximately $3,981,000 at December 31, 2003.

NOTE I - SIGNIFICANT CUSTOMERS AND SUPPLIERS

71% (unaudited) of the Company's revenue was from three customers for the six month period ended June 30, 2004. For 2003 and 2002, 53% and 62%, respectively, of the Company's revenue was from three customers and four customers.

As of June 30, 2004, eight customers comprised approximately 87% (unaudited) of total accounts receivable. As of December 31, 2003 and 2002, five and six customers comprised approximately 89% and 86% of total accounts receivable, respectively.

The Company utilizes the services of a media supplier which accounts for approximately 29% (unaudited) of the Company's cost of sales for the six month period ended June 30, 2004 and 35% and 30% of the Company's cost of sales for 2003 and 2002, respectively.

SENDTEC, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002
JUNE 30, 2004 AND 2003 (UNAUDITED)
--------------------------------------------------------------------------------


NOTE J - RETIREMENT PLAN

Effective  January 1, 2003,  the Company  established  a SIMPLE IRA savings plan
(Plan) which is maintained for the benefit of all eligible employees who have completed six months of service. The Plan allows employees to make certain tax deferred voluntary contributions. The Company contributes to the Plan such amounts as deemed appropriate. Contributions made by the Company totaled approximately $32,000 (unaudited) for the six months ended June 30, 2004 and $57,000 for the year ended December 31, 2003.